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                                                                   Exhibit 23(a)

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CoreStates Financial Corp Amended and Restated Long-Term Incentive Plan (1997) of our report dated January 22, 1997, with respect to the consolidated financial statements of CoreStates Financial Corp incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP
Philadelphia, Pennsylvania
November 24, 1997